J.E. ROBERT COMPANIES
1650 Tysons Boulevard, Suite 1600
McLean, Virginia 22102



September 29, 1997

BY FACSIMILE

Henderson's Wharf Marina, L.P.
c/o Claremont Management Corporation
Batterymarch Park II
Quincy, Massachusetts 02160
Attn:  Terrence P. Sullivan

Re:	$225,000.00 loan (the "Loan") from HWFP, Inc. a Maryland
	corporation ("HWFP") to Henderson's Wharf Marina, L.P., a
	Delaware limited partnership (the "Partnership")

Dear Mr. Sullivan:

		This letter shall confirm our agreement that HWFP shall accept from the
Partnership a discounted payoff of the Loan, subject to the terms and conditions set forth In this letter.

		1.	Loan. The Loan is evidenced by a Promissory Note dated February
27,1996 (the "Note"), in the principal amount of Two Hundred Twenty-five
Thousand Dollars ($225,000.00).  The Note is secured by, among other things, a certain Deed of Trust dated February 27, 1996 (the "Deed of Trust"), encumbering premises known as Henderson's Wharf Marina, located in Baltimore,
Maryland (the "Property").

		2.	Current Outstanding Principal Balance.  As of the date hereof, the outstanding principal balance of the Note is Two Hundred Twelve Thousand Five
Hundred Thirty-one and 62/100 Dollars ($212,531.62).

		3.  	Discounted Payoff.  Provided that the Partnership is not in default under the Note, Deed of Trust or any other document or instrument evidencing or securing the Loan (collectively, the "Loan Documents"), the Partnership shall have the option, on or before 5:00 p.m. on Tuesday, September 30, 1997 (the "
Payoff Date"), te deliver to HWFP, at the address set forth below, by certified check or wired funds, an amount equal to Two Hundred Thousand
Dollars ($200,000.00) (the "Discounted Payoff Amount"),
plus accrued interest in the amount of Seven Hundred Eight and 48/100 Dollars
($708.48) (the "Accrued Interest"), which Discounted Payoff Amount and Accrued
Interest HWFP agrees to accept on or before the Payoff Date as full satisfaction of the




Henderson's Wharf Marina, L.P.
September 29, 1997
Page 2

Loan. Upon receipt of the Discounted Payoff Amount and Accrued Interest, HWFP shall deliver to the Partnership (a) the original Note marked "Paid" (or an original executed lost note affidavit if the original Note is unavailable) and
(b) a satisfaction of the Deed of Trust in a form suitable for recording.

		4.	Legal Fees and Expenses.  The Partnership shall pay all attorneys' fees and expneses of HWFP's counsel, Dicstein Shapiro Morin & Oshinsky LLP, incurred in connection with the Discounted Payoff and this letter agreement, and all title and recording charges.

		5. 	Release.  In consideration of HWFP agreeing to accept the discounted payoff of the Loan, the Partnership, on its own behalf and on behalf of its successors and assigns, does hereby release, acquit, exonerate and forever discharge HWFP and its officers,directors, agents, contractors, employees, affiliates and each of their respective officers, directors, successors and assigns (collectively, the "Released Parties"), from all claims, demands, losses, costs, obligations, liabilities and expenses of every kind and nature whatsoever, whether now existing or hereafter arising, known or unknown, fixed or contingent, which the Partnership may at any time have against the
Released Parties by reason of, resulting from or relating in any way, directly or indirectly, to the Loan or the Property.  The foregoing release is an express condition of HWFP's obligation to accept the discounted payoff of the Loan and shall become effective at such time as HWFP accepts the
Discounted Payoff Amount and Accrued Interest.

		6.	Miscellaneous.

		(a)	Time is of the essence with respect to this letter agreement.

		(b)	All payments hereunder shall be payable at HWFP, Inc., c/o J.E. Robert
Companies, 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention:

Stephen E. Cox, or, at HWFP's option, in accordance with HWFP's wire instructions.

		(c)	In the event the Partnership fails to pay the Discounted Payoff Amount and Accrued Interest, and comply with all of the other terms and conditions of this letter agreement, on or before the Payoff Date, this letter agreement shall be null and void and of no further force or effect.

		(d)	This letter agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

		(e)	This letter agreement shall be governed by and construed in accordance with the laws of the State of Maryland and shall be binding on the parties hereto and their respective successors and assigns.



Henderson's Wharf Marina, L.P.
September 29, 1997
Page 3


If the foregoing terms and conditions are satisfactory, please sign and date this letter where indicated below and return to the undersigned one (1) original executed copy on or before 5:00 p.m. on Tuesday, September 30, 1997.

							Very truly yours,

							HWFP, INC.



							By:	____________________________
								Stephen E. Cox

ACCEPTED AND AGREED TO THIS
30TH DAY OF SEPTEMBER, 1997:

HENDERSON'S WHARF MARINA, L.P.,
a Delaware limited partnership

By:	Henderson's Wharf Development Corporation.
	a Delaware corporation, its sole general partner

	By:	________________________________
		Terrence P. Sullivan